Exhibit 12.1


                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
              Twelve Months Ended December 31, 2001
                         (in thousands)


Net income from continuing operations               $ 150,353
Income taxes                                           93,967
Fixed charges (including securitization               117,969
certificates)
   Total                                            $ 362,289
                                                     ========
Interest expense                                     $ 98,936
Interest component of rentals                          19,033
   Total                                            $ 117,969
                                                     ========
Ratio of earnings to fixed charges                       3.07
                                                         ====



                                                     Exhibit 12.2


                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
            and Preferred Stock Dividend Requirements
              Twelve Months Ended December 31, 2001
                         (in thousands)



Net income from continuing operations            $ 150,353
Income taxes                                        93,967
Fixed charges (including securitization            117,969
certificates)
   Total                                         $ 362,289
                                                  ========
Interest expense                                  $ 98,936
Interest component of rentals                       19,033
   Subtotal                                      $ 117,969
                                                  ========
Preferred stock dividend requirements                9,144
   Total                                         $ 127,113
                                                  ========
Ratio of earnings to fixed charges                    2.85
                                                      ====